UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:.

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2023, the Compensation Committee of the Board of Directors of Optex Systems Holdings, Inc., a Delaware corporation (the “Company”), approved formulas for the calculation of the fiscal year 2023 annual cash bonuses for Mr. Schoening and Ms. Hawkins. Under these formulas, the amount of the bonus would depend on the achievement by the Company of revenue and adjusted EBITDA targets for fiscal year 2023, with each such metric weighted 50% in the calculation of the bonus. Adjusted EBITDA, a non-GAAP financial measure, would be as defined in the Company’s periodic reports, i.e., net income (loss) plus depreciation and amortization plus federal income tax benefit plus stock compensation expense. Under the formula, bonus payments may be $0, 10% of base salary, 20% of base salary or 30% of base salary, with base salary determined as of the end of fiscal year 2023.

On February 16, 2023, the Company’s shareholders approved the Optex Systems Holdings, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”). The Company’s named executive officers are eligible to participate in the 2023 Equity Incentive Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 16, 2023, the Company held its 2023 annual meeting of shareholders (the “Meeting”). As of the record date for the Meeting, 6,763,070 shares of common stock were issued and outstanding. A total of 5,789,808 shares of common stock, constituting a quorum, were present or represented by proxy at the Meeting. At the Meeting, the Company’s shareholders voted on the following proposals:

1.	To elect four nominees to the Company’s board of directors, each for a term expiring at the next annual meeting of shareholders, and until his successor has been duly elected and qualified:

Director	For	Withhold	Broker Non-Votes
Danny R. Schoening	4,543,796	3,079	1,242,933
Dayton Judd	4,543,896	2,979	1,242,933
Dale E. Lehmann	4,538,796	8,079	1,242,933
R. Rimmy Malhotra	4,509,535	37,340	1,242,933

2.	To approve the Reverse Split Charter Amendment:

For	Against	Abstain
5,642,721	145,114	1,970

3.	To approve the 2023 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
4,042,821	51,124	452,930	1,242,933

4.	To ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2023:

For	Against	Abstain
5,754,546	4,250	31,012

As a result, all four director nominees to the Company’s board of director were elected, and proposals 2, 3 and 4 were each approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: February 17, 2023